Exhibit 10.4

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of February 18, 2021, is made by and among HighCape Capital Acquisition LLC, a Delaware Limited Liability Company (“Sponsor”), a holder of HighCape Class B Common Stock, the Other Class B Stockholders that are signatories hereto and Deerfield Partners, L.P. (“Deerfield”) (Sponsor, each of the Other Class B Stockholders that are signatories hereto and Deerfield, each, a “HighCape Shareholder”, and collectively, the “HighCape Shareholders”), HighCape Capital Acquisition Corp., a Delaware corporation (“HighCape”) and Quantum-Si Incorporated, a Delaware corporation (the “Company”). The HighCape Shareholders, HighCape and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, HighCape, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof, in substantially the form last provided to Deerfield prior to the date hereof, (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, each HighCape Shareholder is the record and beneficial owner of the number of shares of HighCape Class A Common Stock and/or shares of HighCape Class B Common Stock set forth on the signature page hereto (together with any other Equity Securities of HighCape that such HighCape Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject HighCape Equity Securities”); and

WHEREAS, the HighCape Shareholders acknowledge and agree that the Company would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the HighCape Shareholders entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.            Agreement to Vote; Other Covenants.

a.            The HighCape Shareholders (severally and not jointly) hereby agree to vote at any meeting of the stockholders of HighCape, and in any action by written consent of the stockholders of HighCape, all of such HighCape Shareholders’ Subject HighCape Equity Securities in favor of the Transaction Proposals.

b.           The HighCape Shareholders shall be (severally and not jointly) bound by and subject to (i) Section 5.3 (Confidentiality) and Section 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the HighCape Shareholders were directly party thereto (provided that Deerfield shall not be bound by or subject to Section 5.3 (Confidentiality) and Sponsor shall be responsible for any breach of the Confidentiality Agreement caused by any act or omission by Deerfield), and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to HighCape, as if the HighCape Shareholders were directly party thereto.

c.           The HighCape Shareholders that are holders of HighCape Class B Common Stock hereby (severally and not jointly) waive any adjustment to the conversion ratio set forth in the Governing Documents of HighCape or any other anti-dilution or similar protection with respect to the HighCape Class B Common Stock (whether resulting from the transaction contemplated by the Business Combination Agreement, the Subscription Agreements, the Anchor Subscription Agreement or otherwise).

2.            No Redemption. The HighCape Shareholders (severally and not jointly) hereby agree that they shall not redeem, or submit a request to HighCape’s transfer agent or otherwise exercise any right to redeem, any Subject HighCape Equity Securities in connection with the Business Combination Agreement.

3.            Transfer of Shares. Except as provided in Section 4, the HighCape Shareholders (severally and not jointly) hereby agree not to, directly or indirectly, during the term of this Agreement, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of their respective Subject HighCape Equity Securities owned as of the date hereof and set forth on the signature page hereto (the “Lockup Equity Securities”) or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of their respective Lockup Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of their respective Lockup Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of their respective Lockup Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or circumstances (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of their respective Lockup Equity Securities even if such Lockup Equity Securities would be disposed of by a person other than the HighCape Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. For the avoidance of doubt, none of the restrictions set forth in this paragraph shall apply to: (i) any HighCape securities purchased by Deerfield in the open market or in any public or private capital raising transaction of HighCape or otherwise, including, without limitation, any shares of HighCape Class A Common Stock issued pursuant to the Business Combination Agreement, any subscription agreement or otherwise other than the Lockup Equity Securities. Notwithstanding the foregoing, Deerfield may sell or otherwise transfer Lockup Equity Securities during its existence (a) to its managers, partners, members or other direct or indirect equity holders or to any of its other affiliates or any subsidiary, employee, officer, director, investment fund controlled or managed by Deerfield or its affiliates, or commonly controlled or managed investment fund or (b) to a charitable foundation controlled by Deerfield, its affiliates, partners, members or other direct or indirect equityholders or any of their respective immediate family members; provided, however, that in each such case, any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to HighCape and the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement; and provided, further, for the avoidance of doubt, that nothing contained herein shall limit or restrict the admission of new managers, partners, members or other direct or indirect equityholders in, or the increase or decrease in the ownership interests of any managers, partners, members or other direct or indirect equity holders of, any entity holding any of the other than the Lockup Equity Securities Equity Securities.

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4.            Forfeiture. As of immediately prior to, and subject to the consummation of, the Closing, 696,250 shares of HighCape Class B Common Stock shall be automatically and irrevocably forfeited by the Sponsor to HighCape for no consideration and automatically cancelled.

5.            HighCape Shareholders Representations and Warranties. Each HighCape Shareholder represents and warrants to the Company (severally and not jointly each with respect to it/him/her self) as follows:

a.          Such HighCape Shareholder, if an entity, is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b.          Such HighCape Shareholder has the requisite corporate, limited liability company, legal capacity or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such HighCape Shareholder that is not a natural person. This Agreement has been duly and validly executed and delivered by such HighCape Shareholder and constitutes a valid, legal and binding agreement of such HighCape Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the Company), enforceable against such HighCape Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

6.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms or (c) upon any amendment, restatement or other modification of Section 2.1 (Closing Transactions), Section 5.4(a) (Public Announcements), the first sentence of Section 5.6(b) (Exclusive Dealing), Section 5.8 (HighCape Stockholder Approval), or Section 8.13 (No-Recourse) of the Business Combination Agreement or any definitions of terms used in such sections, in each case where such amendment, restatement, or other modification materially and adversely affects Deerfield. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 6(b) shall not affect any Liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination.

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7.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

8.            Incorporation by Reference. Sections 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

9.            Amendment. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all Parties hereto.

10.            Assignment. No Party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

11.            Non-Survival. Each of the representations and warranties, and each of the agreements and covenants of the Parties set forth in this Agreement, shall terminate upon termination of this Agreement, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the termination hereof against any Party.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

QUANTUM-SI INCORPORATED

By:	/s/ Jonathan M. Rothberg
Name:	Jonathan M. Rothberg, Ph.D
Title:	Executive Chairman

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HIGHCAPE CAPITAL ACQUISITION LLC

By:	/s/ Kevin Rakin
Name:	Kevin Rakin
Title:	Chairman and CEO

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HIGHCAPE SHAREHOLDER:

HIGHCAPE CAPITAL ACQUISITION LLC

By:	/s/ Kevin Rakin
Name:	Kevin Rakin
Title:	Chairman and CEO

HighCape Class A Common Stock: 405,000

HighCape Class B Common Stock: 2,785,000

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HIGHCAPE SHAREHOLDER:

/s/ David Colpman
David Colpman

HighCape Class A Common Stock: _____

HighCape Class B Common Stock: 30,000

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HIGHCAPE SHAREHOLDER:

/s/ Anthony Loebel, M.D.
Anthony Loebel, M.D.

HighCape Class A Common Stock: _____

HighCape Class B Common Stock: 30,000

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HIGHCAPE SHAREHOLDER:

/s/ Robert Taub
Robert Taub

HighCape Class A Common Stock: ______

HighCape Class B Common Stock: 30,000

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HIGHCAPE SHAREHOLDER:

DEERFIELD PARTNERS, L.P.
By: Deerfield Mgmt, L.P., General Partner
By: J.E. Flynn Capital IV, LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

HighCape Class A Common Stock: 1,000,000

HighCape Class B Common Stock: ______

[Signature Page to Sponsor Letter Agreement]